As filed with the Securities and Exchange Commission on March 1, 2024

Registration No. 333-269992

Registration No.  333-269992-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

POST-EFFECTIVE AMENDMENT NO. 1
TO REGISTRATION STATEMENT NOS. 333-269992 AND 333-269992-01

UNDER

THE SECURITIES ACT OF 1933

PHYSICIANS REALTY TRUST

(DOC DR Holdco, LLC, as successor by merger to Physicians Realty Trust)

and

PHYSICIANS REALTY L.P.

(DOC DR, LLC, as successor by merger to Physicians Realty L.P.)

(Exact names of registrants as specified in their charters)

Maryland	46-2519850
Delaware	80-0941870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

309 N. Water Street, Suite 500

Milwaukee, Wisconsin 53202

(414) 367-5600

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Jeffrey H. Miller, Esq.

General Counsel

Healthpeak Properties, Inc.

4600 South Syracuse Street, Suite 500

Denver, Colorado 80237

(720) 428-5050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles K. Ruck, Esq.

Andrew C. Elken, Esq.

Lewis W. Kneib, Esq.

Darren J. Guttenberg, Esq.

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York

(212) 906-1200

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant (Physicians Realty Trust) is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Indicate by check mark whether the registrant (Physicians Realty L.P.) is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

DEREGISTRATION OF SECURITIES

This post-effective amendment (this “Post-Effective Amendment”) filed by DOC DR Holdco, LLC, as successor by merger to Physicians Realty Trust, a Maryland real estate investment trust (the “Company”), and DOC DR, LLC, as successor by merger to Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership”), deregisters all securities that remain unsold under the registration statement on Form S-3ASR, File Nos. 333-269992 and 333-269992-01 (the “Registration Statement”) filed by the Company and the Operating Partnership with the U.S. Securities and Exchange Commission on February 24, 2023.

On October 29, 2023, the Company and the Operating Partnership entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Healthpeak Properties, Inc., a Maryland corporation (“Healthpeak”), DOC DR Holdco, LLC (formerly known as Alpine Sub, LLC), a Maryland limited liability company and a wholly-owned subsidiary of Healthpeak (“DOC DR Holdco”) and DOC DR, LLC (formerly known as Alpine OP Sub, LLC), a Maryland limited liability company (“DOC DR OP Sub”) and a wholly-owned subsidiary of Healthpeak OP, LLC, a Maryland limited liability company (“Healthpeak OP”). The Merger Agreement provides for, subject to the terms and conditions thereof, the combination of the Company and Healthpeak through a series of transactions including, among others, (i) a merger of the Company with and into DOC DR Holdco, with DOC DR Holdco surviving as a wholly-owned subsidiary of Healthpeak (the “Company Merger”) and (ii) a merger of the Operating Partnership with and into DOC DR OP Sub, with DOC DR OP Sub continuing as the surviving entity and a wholly-owned subsidiary of Healthpeak OP (the “Partnership Merger” and, together with the Company Merger, the “Mergers”). As a result of the consummation on March 1, 2024 of the Mergers and the other transactions contemplated by the Merger Agreement, the offerings pursuant to the above-referenced Registration Statement have been terminated.

In accordance with undertakings made by the Company and the Operating Partnership in the Registration Statement to remove from registration, by means of a post-effective amendment, any and all securities that had been registered for issuance but that remain unsold at the termination of the offerings, this Post-Effective Amendment removes from registration any and all securities that were registered under the Registration Statement and remain unsold at the termination of the offerings. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on March 1, 2024.

DOC DR HOLDCO, LLC
(successor by merger to Physicians Realty Trust)

By:	Healthpeak OP, LLC, its Sole Member

By:	Healthpeak Properties, Inc., its Managing Member

By:	/s/ Jeffrey H. Miller
Name:	Jeffrey H. Miller
Title:	General Counsel

DOC DR, LLC
(successor by merger to Physicians Realty L.P.)

By:	DOC DR Holdco, LLC, its Managing Member

By:	Healthpeak OP, LLC, its Sole Member
By:	Healthpeak Properties, Inc., its Managing Member

By:	/s/ Jeffrey H. Miller
Name:	Jeffrey H. Miller
Title:	General Counsel

* Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.